Exhibit 5.1

[Letterhead of Greenberg Traurig, LLP]

July 15, 2015

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, Florida 33137

Re:	Registration Statement on Form S-4 (Reg. No. 333-205480)

Ladies and Gentlemen:

We have acted as counsel to OPKO Health, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof of the above captioned registration statement on Form S-4 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of 76,837,684 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, to be issued upon completion of the merger of Bamboo Acquisition, Inc., a New Jersey corporation (“Merger Sub”) and a direct and wholly owned subsidiary of the Company, with and into Bio-Reference Laboratories, Inc., a New Jersey corporation (“Bio-Reference”), as described in the Registration Statement.

In connection with the preparation of the Registration Statement and this opinion, we have examined, considered and relied upon originals or copies certified to our satisfaction of each of the following documents (collectively, the “Documents”):

(i) the Company’s Amended and Restated Certificate of Incorporation, as amended to date;

(ii) the Company’s Amended and Restated By-Laws, as amended to date;

(iii) records of corporate proceedings of the Company approving the issuance of the Shares, certified as of the date hereof by an officer of the Company;

(iv) the Agreement and Plan of Merger, dated as of June 3, 2015, by and among the Company, Bio-Reference and Merger Sub; and

(v) the Registration Statement and the annexes and exhibits thereto.

In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. We have also relied upon the factual matters contained in the representations and other factual statements of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In such examination, we have assumed without any independent investigation: (a) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents; and (b) that each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing and as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

On the basis of and subject to the foregoing and the other assumptions and qualifications set forth herein, we are of the opinion that when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the Documents, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion is limited to the General Corporation Law of the State of Delaware (including the reported judicial decisions interpreting such laws) and the federal laws of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Greenberg Traurig, LLP under the caption “Validity of Common Stock” in the Prospectus filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

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